                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

NAME                                                                   INCORPORATION
----                                                                   -------------
Bellaire Corporation                                                   Ohio
The Coteau Properties Company                                          Ohio
The Falkirk Mining Company                                             Ohio
Hamilton Beach/Proctor-Silex, Inc.                                     Delaware (1)
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.                   Mexico (1)
Housewares Holding Company                                             Delaware (1)
HB/PS El Paso Incorporated                                             Delaware (1)
HBPS Foreign Sales Corp.                                               Virgin Islands
HB-PS Holding Company, Inc.                                            Delaware (1)
NMHG, Pty.  Ltd.                                                       Australia
NACCO Materials Handling B.V.                                          Netherlands
NACCO Materials Handling, S.r.l.                                       Italy
Hyster Europe Limited                                                  United Kingdom
NMHG (Scotland) Limited                                                United Kingdom
NMHG (N.I.) Ltd.                                                       Northern Ireland
NMHG Ltd.                                                              United Kingdom
Hyster-Yale Materials Handling, Inc.                                   Delaware (2)
The Kitchen Collection, Inc.                                           Delaware
NACCO Materials Handling Group, Inc.                                   Delaware
The North American Coal Corporation                                    Delaware
North American Coal Royalty Company                                    Delaware
Powhatan Corporation                                                   Delaware
Proctor-Silex Canada, Inc.                                             Ontario (Canada)
Proctor-Silex, S.A. de C.V.                                            Mexico
The Sabine Mining Company                                              Texas
Yale Europe Materials Handling Ltd.                                    United Kingdom

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

1. NACCO owns 100% of the voting securities of Housewares Holding Company, Housewares Holding Company owns 100% of the voting securities of HB-PS Holding Company, Inc., HB-PS Holding Company, Inc. owns 100% of Hamilton Beach(/)Proctor-Silex, Inc., Hamilton Beach(/) Proctor-Silex, Inc. S.A. de C.V., Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V. and HB/PS El Paso Incorporated (except for directors' qualifying shares).

2. NACCO Industries, Inc. owns 98% of the voting securities of Hyster-Yale Materials Handling Group, Inc.